UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2012

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Chet Cross, Chemtura Corporation’s Executive Vice President, Group President, Industrial Engineered & Performance Products, will be relocated from the Company’s offices in Philadelphia, Pennsylvania to the Company’s offices in Shanghai, People’s Republic of China.

On December 10, 2012, the Compensation Committee of the Board of Directors approved the payment of certain expenses to Mr. Cross pursuant to the Company’s reimbursement policy on relocation and temporary international assignment, which is applicable to eligible employees who relocate at the Company’s request. In connection with his relocation to China, Mr. Cross will receive the following compensation: (i) annual cost of living allowance of $52,406; (ii) annual location allowance of $87,354; (iii) reimbursement of various relocation expenses and other associated costs and incremental costs of housing, living, transportation, tax preparation assistance and other associated costs (not to exceed $350,000 annually); and tax equalization and gross-up payments to ensure that Mr. Cross bears a tax burden that would be comparable to his U.S. tax burden on income that is not related to the international relocation and temporary assignment (estimated at $535,000 annually). Mr. Cross will remain financially responsible (and will receive no tax gross-up payments) for the amount of taxes he would have incurred had he continued to live and work in the U.S.

Item 8.01 Other Events.

On December 10, 2012, the Compensation Committee also adopted a Clawback Policy (the “Policy”), a copy of which is attached to this Current Report as Exhibit 99.1. The Policy provides, among other things, that each current or former executive officer of the Company or any of its subsidiaries must repay to the Company any cash bonus or other incentive-based compensation (other than time-based stock options) (an “Incentive Payment”) received by him or her based on the Company’s financial results for any fiscal period beginning on or after January and on-going 1, 2013 if and to the extent:

  the Incentive Payment was based on the achievement of financial results that, within three years after the payment of the Incentive Payment, become the subject of a restatement of the Company’s financial statements due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws;
  the amount of the Incentive Payment that would have been received had the financial results been properly reported would have been lower than the amount actually received; and
  the Board of Directors of the Company determines, in its sole discretion, that it is in the best interests of the Company and its stockholders to seek repayment of all or a portion of the Incentive Payment.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Chemtura Corporation Clawback Policy

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name: Title:	Billie S. Flaherty SVP, General Counsel & Secretary

Date:	December 13, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Chemtura Corporation Clawback Policy